EXHIBIT 2

Vivus - Why Change Is Needed Now

First Manhattan Co.

Recommended Reading

•	FIRST MANHATTAN REMINDS VIVUS SHAREHOLDERS THAT TIME IS RUNNING OUT TO SAVE VIVUS - July 8th, 2013 [ PDF ]